Exhibit 99.1

NEWS RELEASE
        January 3, 2018

Dominion Energy, SCANA Announce All-Stock Merger With $1,000 Immediate Cash Payment
To Average South Carolina Electric & Gas Residential Electric Customer After Closing

•	Dominion Energy to fund $1.3 billion of cash payments to all SCE&G electric customers within 90 days after closing

•	Estimated additional 5 percent rate reduction from current levels for SCE&G electric customers

•	More than $1.7 billion of nuclear capital and regulatory assets never to be collected from customers

•	SCANA shareholders to receive 0.6690 shares of Dominion Energy common stock for each SCANA share

•	Transaction immediately earnings accretive, enhances EPS growth

•	Transaction contingent upon South Carolina approval of proposed nuclear solution

•	Combined company to serve 6.5 million electric and natural gas distribution customers in eight states

RICHMOND, Va., and CAYCE, S.C. – Dominion Energy, Inc. (NYSE: D) and SCANA Corporation (NYSE: SCG) today announced an agreement for the companies to combine in a stock-for-stock merger in which SCANA shareholders would receive 0.6690 shares of Dominion Energy common stock for each share of SCANA common stock, the equivalent of $55.35 per share, or about $7.9 billion based on Dominion Energy’s volume-weighted average stock price of the last 30 trading days ended Jan. 2, 2018. Including assumption of debt, the value of the transaction is approximately $14.6 billion.

The agreement also calls for significant benefits to SCANA’s South Carolina Electric & Gas Company subsidiary (SCE&G) electric customers to offset previous and future costs related to the withdrawn V.C. Summer Units 2 and 3 project. After the closing of the merger and subject to regulatory approvals, this includes:

•
A $1.3 billion cash payment within 90 days upon completion of the merger to all customers, worth $1,000 for the average residential electric customer. Payments would vary based on the amount of electricity used in the 12 months prior to the merger closing.

•
An estimated additional 5 percent rate reduction from current levels, equal to more than $7 a month for a typical SCE&G residential customer, resulting from a $575 million refund of amounts previously collected from customers and savings of lower federal corporate taxes under recently enacted federal tax reform.

•
A more than $1.7 billion write-off of existing V.C. Summer 2 and 3 capital and regulatory assets, which would never be collected from customers. This allows for the elimination of all related customer costs over 20 years instead of over the previously proposed 50-60 years.

•	Completion of the $180 million purchase of natural-gas fired power station (Columbia Energy Center) at no cost to customers to fulfill generation needs.

In addition, Dominion Energy would provide funding for $1 million a year in increased charitable contributions in SCANA’s communities for at least five years, and SCANA employees would have employment protections until 2020.

SCANA would operate as a wholly owned subsidiary of Dominion Energy. It would maintain its significant community presence, local management structure and the headquarters of its SCE&G utility in South Carolina.

The transaction would be accretive to Dominion Energy’s earnings upon closing, which is expected in 2018 upon receipt of regulatory and shareholder approvals. The merger also would increase Dominion Energy’s compounded annual earnings-per-share target growth rate through 2020 to 8 percent or higher.

Thomas F. Farrell, II, chairman, president and chief executive officer of Dominion Energy, said: “We believe this merger will provide significant benefits to SCE&G’s customers, SCANA’s shareholders and the communities SCANA serves. It would lock in significant and immediate savings for SCE&G customers – including what we believe is the largest utility customer cash refund in history – and guarantee a rapidly declining impact from the V.C. Summer project. There also are potential benefits to natural gas customers in South Carolina, North Carolina and Georgia and to their communities. And, this agreement protects employees and treats fairly SCANA shareholders, many of whom are working families and retirees in SCANA’s communities. The combined resources of our two companies make all this possible.”

“Dominion Energy is a strong, well-regarded company in the utility industry and its commitment to customers and communities aligns well with our values,” said Jimmy Addison, chief executive officer of SCANA. “Joining with Dominion Energy strengthens our company and provides resources that will enable us to once again focus on our core operations and best serve our customers.”

Strategic combination
The combination with SCANA would solidify Dominion Energy’s position among the nation’s largest and fastest-growing energy utility companies by adding significantly to its presence in the expanding Southeast markets. SCANA’s operations include service to approximately 1.6 million electric and natural gas residential and business accounts in South Carolina and North Carolina and 5,800 megawatts of electric generation capacity. SCANA continues to experience strong growth in both customer count (more than 2 percent on average annually at SCE&G and PSNC Energy) and weather-normalized energy sales.

“SCANA is a natural fit for Dominion Energy,” Farrell said. “Our current operations in the Carolinas – the Dominion Energy Carolina Gas Transmission, Dominion Energy North Carolina and the Atlantic Coast Pipeline – complement SCANA’s, SCE&G’s and PSNC Energy’s operations. This combination can open new expansion opportunities as we seek to meet the energy needs of people and industry in the Southeast.”

Once the merger is completed, the combined company would operate in 18 states from Connecticut to California. The company would deliver energy to approximately 6.5 million regulated customer accounts in eight states and have an electric generating portfolio of 31,400 megawatts and 93,600 miles of electric transmission and distribution lines. It also would have a natural gas pipeline network totaling 106,400 miles and operate one of the nation’s largest natural gas storage systems with 1 trillion cubic feet of capacity.

Regulatory, shareholder approvals and conditions
The merger is contingent upon approval of SCANA’s shareholders, clearance from the U.S. Federal Trade Commission (FTC)/the U.S. Department of Justice (DOJ) under the Hart-Scott-Rodino Act, and authorization of the Nuclear Regulatory Commission (NRC) and Federal Energy Regulatory Commission (FERC).

SCANA and Dominion Energy also will file for review and approval from the public service commissions of South Carolina, North Carolina, and Georgia.

“We will seek the approval of the Public Service Commission of South Carolina for the immediate customer payments, rate refunds over time and other conditions related to resolution of the V.C. Summer Units 2 and 3 situation,” said Dominion Energy’s Farrell. “We believe it is in the best interests of all parties to reach an agreement on this critical issue. Having certainty on this issue can act as a catalyst for economic development and it is essential for the Dominion Energy-SCANA merger to move forward. The availability, reliability and cost of energy are often the deciding factors when businesses consider investing – and we want businesses to have every reason to continue investing in SCANA’s communities.”

For SCANA shareholders
Under the terms of the merger agreement, SCANA common shareholders are to receive 0.6690 shares of Dominion Energy common stock for each share of SCANA common stock held. Based on Dominion Energy’s volume-weighted average stock price of the last 30 trading days ended Jan. 2, 2018, this equates to a value of approximately $55.35 per SCANA share. This represents an approximate 30.6 percent premium to the volume-weighted average stock price of SCANA’s last 30 trading days ended Jan. 2, 2018. Upon closing of the merger, SCANA shareholders would own an estimated 13 percent of the combined company.

The transaction structure contemplates that the receipt of Dominion Energy shares will be tax-deferred for SCANA shareholders.

Customer refunds and other benefits
Cash payments proposed to SCE&G electric customers are to be paid via check or equivalent payment mechanism within 90 days after the closing of the merger, subject to approval of the Public Service Commission of South Carolina. Further details of the program will be announced later.

It is anticipated that the rate reductions – including refunds of $575 million over time – would also be effective within 90 days of the merger closing, again subject to approval of the Public Service Commission of South Carolina.

A special website has been established for SCANA customers and communities at brighterenergyfuture.com. Information also is available on Facebook at Dominion Energy South and Twitter at @DominionEnergy.

Legal and financial advisers
McGuireWoods LLP served as legal counsel and Morgan, Lewis & Bockius LLP as tax counsel to Dominion Energy. Credit Suisse Securities (USA) LLC acted as the company’s financial adviser for the transaction.

Mayer Brown LLP acted as legal counsel to SCANA. Morgan Stanley & Co. LLC acted as lead financial adviser and RBC Capital Markets, LLC acted as financial adviser to SCANA.

Conference call today
Dominion Energy leadership will discuss the announced combination during a conference call for investors at 9:00 a.m. ET today. Domestic callers should dial (877) 410-5657. The passcode for the call is “Dominion.” International callers should dial (334) 323-9872. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live webcast of the conference call also will be available on the company's investor information page at investors.dominionenergy.com.

A replay of the conference call will be available beginning about 12 p.m. ET Jan. 3 and lasting until 11 p.m. ET Jan. 10.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 69688467. Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Jan. 3.

About Dominion Energy
Dominion Energy is one of the largest energy utility companies in the United States, with 16,200 employees and operations in 18 states. It delivers electricity and natural gas to nearly 5 million homes and businesses, and its operations include 25,600 megawatts of electric generating capacity, 66,300 miles of natural gas gathering, transmission, distribution and storage pipelines, 64,200 miles of electric transmission and distribution lines, and one of the nation’s largest natural gas storage systems. It is the only company to be included on the Fortune magazine list of most-admired gas and electric utilities for 12 consecutive years, including being ranked among the top two for the past six years. The company is a national leader in reducing carbon emissions and has been recognized regularly for its support of military veterans and others in need. More information is available at www.dominionenergy.com.

About SCANA
SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the company’s website at www.scana.com.

Forward-looking statements
This release contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  The statements relate to, among other things, expectations, estimates and projections. We have used the words "anticipate,” "believe,” "could,” "estimate,” "expect,” "intend,” "may,” "plan,” “outlook,” "predict,” "project,” “should,” “strategy,” “target,” "will,” “would,” “potential” and similar terms and phrases to identify forward-looking statements in this presentation. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the proposed acquisition of SCANA, including the ability to obtain the requisite approval of SCANA’s shareholders; the risk that Dominion Energy or SCANA may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction may not be satisfied; or the risk that an unsolicited offer for the assets or capital stock of SCANA may interfere with the transaction. Other risk factors for Dominion Energy’s and SCANA’s businesses are detailed from time to time in Dominion Energy’s and SCANA’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC).

Important additional information
In connection with the proposed transaction between Dominion Energy, Inc., and SCANA Corporation, Dominion Energy will file with the SEC a Registration Statement on Form S-4 that will include a combined Proxy Statement of SCANA and Prospectus of Dominion Energy, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Dominion Energy and SCANA will be submitted to SCANA’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of SCANA are urged to read the registration statement and the proxy statement/prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Shareholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Dominion Energy and SCANA, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, or to SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, Attention: Office of the Corporate Secretary, BoardInformation@scana.com.

Participants in the solicitation
Dominion Energy, SCANA and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Dominion Energy’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 20, 2017, Dominion Energy’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017 and certain of its Current Reports on Form 8-K.  Information regarding SCANA’s directors and executive officers is available in its definitive proxy statement, which was filed with the

SEC on March 24, 2017, SCANA’s Annual Report on Form 10-K, which was filed with the SEC on February 24, 2017 and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC.  Free copies of these documents may be obtained as described in the preceding paragraph.

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DOMINION ENERGY CONTACTS:
Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com
Grant Neely, (804) 771-4370 or Grant.Neely@dominionenergy.com
Financial analysts: Tom Hamlin, (804) 819-2154 or Thomas.E.Hamlin@dominionenergy.com
Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

SCANA CONTACTS:
Media: Public Affairs, (800) 562-9308
Financial analysts: Bryant Potter, (803) 217-6916